                                                  Exhibit 11.1

                                 THE MACERICH COMPANY
                            Computation of Earnings Per Share

                                                For the quarter ended      For the six months ended
                                                       June 30,                   June 30,
                                                  1997          1996           1997       1996

Primary
-------

Net income as reported                           $6,172,000      $4,312,000  $12,924,000  $8,713,000
                                                 ----------      ----------  -----------  ----------
                                                 ----------      ----------  -----------  ----------

Weighted average number of shares outstanding    25,953,000     19,996,000   25,901,000  19,986,000
Incremental shares resulting from stock option
   and restricted stock                             350,000         25,000      350,000      25,000
                                                -----------     ----------   ----------  ----------
Weighted average number of shares of common
   stock equivalents                             26,303,000     20,021,000   26,251,000  20,011,000
                                                -----------     ----------   ----------  ----------
                                                -----------     ----------   ----------  ----------

Primary earnings per share                      $     0.24      $     0.22   $     0.49  $     0.44
                                                -----------     ----------   ----------  -----------
                                                -----------     ----------   ----------


Fully Diluted
-------------

Net income as reported                          $6,172,000      $4,312,000   $12,924,000   $8,713,000
                                                -----------     -----------  -----------   ----------
                                                -----------     -----------  -----------   ----------

Weighted average number of shares outstanding   25,953,000      19,996,000   25,901,000    19,986,000
Incremental shares resulting from stock
   options and restricted stock                    443,000          50,000      443,000       50,000
                                                -----------     -----------  ----------   ----------
Weighted average number of shares of common
   stock and equivalents                        26,396,000      20,046,000   26,344,000   20,036,000
                                                -----------     -----------  ----------   ----------
                                                -----------     -----------  ----------   ----------

   Fully diluted earnings per share             $     0.23      $     0.22   $     0.49   $     0.44
                                                -----------     -----------  ----------   ----------
                                                -----------     -----------  ----------   ----------